FOR IMMEDIATE RELEASE Brendan Foley promoted to McCormick Chief Executive Officer; Lawrence Kurzius to continue as Executive Chairman of the Board HUNT VALLEY, Md., June 28, 2023 – The Board of Directors of McCormick & Company, Incorporated (NYSE: MKC), a global leader in flavor, today announced the promotion of Brendan Foley to President and Chief Executive Officer (CEO) for the Company effective September 1, 2023. Mr. Foley was also elected to the Board of Directors, effective immediately. Lawrence E. Kurzius will continue to serve as Executive Chairman of the Board. Mr. Kurzius served as Chairman and CEO of McCormick for more than seven years. In June 2022, he transitioned the President title and responsibilities for the Company’s global operations to Mr. Foley. “Lawrence has been a transformational leader for McCormick, bringing our global flavor platform to life through his entrepreneurial spirit, innovative thinking, and growth-oriented vision for the Company. During his tenure as CEO sales grew over 50% and market capitalization more than doubled. Lawrence is widely credited with driving a period of tremendous growth, performance, and expansion – including top tier organic sales growth and the acquisitions of iconic brands like Frank’s RedHot, French’s, and Cholula in addition to FONA, embedding Purpose-led Performance into McCormick’s culture by championing the Company’s industry-leading sustainability efforts, and successfully leading McCormick through the unprecedented global pandemic,” said Michael D. Mangan, the Lead Director for the McCormick Board. Mr. Kurzius and Mr. Foley have partnered closely together on strategic initiatives to drive consistent growth for the Company and will continue to do so in their go-forward roles. Mr. Foley has been a key leader for McCormick for over nine years, serving as a member of the Management Committee, the Company’s highest executive leadership team, since 2015. He has held roles of increasing responsibility, including President U.S. Consumer; President North America; President Global Consumer, Americas, and Asia; and most recently, as President and Chief Operating Officer which includes full oversight of the Company’s supply chain and commercial businesses globally. Notably, during Mr. Foley’s tenure, he led the successful integration of McCormick’s recent acquisitions, as well as the realignment of the Americas region to deliver scale, drive significant cost reductions, and increase commercial focus on growth and innovation. Prior to joining McCormick, he worked for H.J. Heinz for fifteen years in Marketing and General Management roles including President for the North America Zone. Prior to H.J. Heinz, Mr. Foley worked for General Mills, Inc. “At McCormick, we are the flavor category leader from end-to-end for our customers and consumers, and I am extremely proud of what we’ve accomplished. This required a true team effort; our management team is comprised of the best talent in the industry, and I am particularly excited to see my successor Brendan Foley leading the business forward. With his passion for

McCormick and elevation of our commercial growth plans and execution, Brendan has a proven track record of delivering results as a leader. Moreover, he understands the importance of continuing our growth while ensuring we do the right things for people, communities, and the planet. Under Brendan’s leadership, I am confident McCormick will build upon our success, and I look forward to supporting our future growth in my role as Chairman,” said Lawrence E. Kurzius. “I’d like to personally thank Lawrence for his mentorship and continued service to McCormick. I am truly honored and excited about the opportunity to lead this great company with its rich and very promising future. As a global leader in flavor, we are well positioned to drive growth and shareholder value by meeting the growing global demand for high quality, sustainable, healthy, and delicious products. Ensuring McCormick remains a great place to work and grow for our employees and maintaining our performance continuity are top priorities,” said Brendan Foley, McCormick’s new President and CEO as of September 1, 2023. About McCormick McCormick & Company, Incorporated is a global leader in flavor. With over $6 billion in annual sales across 170 countries and territories, we manufacture, market, and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry including e- commerce channels, grocery, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, DaQiao, Club House, Aeroplane and Gourmet Garden. Every day, no matter where or what you eat or drink, you can enjoy food flavored by McCormick. Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable and delicious go hand in hand. To learn more, visit www.mccormickcorporation.com or follow McCormick & Company on Twitter, Instagram and LinkedIn. # # # For information contact: Global Communications: Lori Robinson - lori_robinson@mccormick.com